EXHIBIT 23.3

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

SAFLINK Corporation:

We consent to the use of our report dated March 8, 2004, with respect to the balance sheet of Biometric Solutions Group, Inc. as of September 30, 2003 and the related statements of operations, shareholders’ equity (deficit) and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG L.L.P.

Seattle, Washington

January 21, 2005